UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2013

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2013, Morgans Hotel Group Co. (the “Company”) announced that, effective on that date, the Company and certain of its subsidiaries had entered into various definitive agreements with Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. (together with Yucaipa American Alliance Fund II, L.P., the “Yucaipa Investors”) and Yucaipa Aggregator Holdings, LLC, a wholly-owned subsidiary of the Yucaipa Investors (the “Yucaipa Securityholder”), as described below. The Yucaipa Securityholder and the Yucaipa Investors are referred to collectively as the “Yucaipa Parties.” At the concurrent closings of the transactions contemplated by the agreements:

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the Company will transfer to the Yucaipa Investors the Company’s 100% ownership interest in its subsidiary that owns the Delano hotel in South Beach (“Delano South Beach”) and all of the Company’s ownership interest in TLG Acquisition, LLC (“The Light Group”), a subsidiary that is 90%-owned by Morgans Group LLC and owns and operates certain locations of the Company’s nightclub and food and beverage management business; and through Morgans Hotel Group Management LLC, a subsidiary of the Company (“Morgans Management”), the Company will enter into a long-term management agreement to manage Delano South Beach;

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the Yucaipa Securityholder will surrender to the Company (1) warrants to purchase a total of 12,500,000 shares of the Company’s common stock, (2) 75,000 shares of the Company’s outstanding preferred stock, including accrued and unpaid dividends, and (3) $88 million principal amount of the Company’s outstanding senior subordinated convertible notes;

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the Company will transfer to the Yucaipa Investors the Company’s membership interests in MB Las Vegas Holdings LLC, which holds leasehold interests in three restaurants in Las Vegas, and the Yucaipa Investors will cause to be paid $6.5 million to the Company and will pay to, or on behalf of, the Company the remaining note obligations of the Company with respect to the acquisition of such leaseholds;

•	the existing governance rights of the Yucaipa Investors and their affiliates with respect to the Company will be modified; and

•

to raise aggregate gross proceeds of approximately $100 million, the Company will offer 16,666,666 shares of its common stock at a price of $6.00 per share in a public rights offering (the “rights offering”) to its existing stockholders and holders of non-managing membership interests in its operating company subsidiary; and any shares not subscribed for in the rights offering will be purchased by the Yucaipa Securityholder pursuant to a related backstop agreement.

The proceeds of the rights offering and purchases under the backstop agreement will be used to repay $25 million outstanding under the Company’s credit facility secured by Delano South Beach and fund its $10 million key money obligation for Mondrian Bahamas, which is secured by a related letter of credit, and the remaining $65 million will be used to fund expansion of the business and for general corporate purposes.

Subject to the satisfaction of closing conditions, the foregoing transactions are currently expected to be consummated in the second quarter of 2013. No vote of the Company’s stockholders will be required to approve any of the foregoing transactions.

The Company is undertaking the foregoing transactions to strengthen its balance sheet, simplify its capital structure and advance its strategic objective of transforming itself from an owner/operator of hotels to a global brand and management company.

The foregoing transactions were recommended by a special transaction committee of the Company’s board of directors (the “special transaction committee”) consisting solely of disinterested directors who qualify as “independent directors” under the listing rules of the Nasdaq Stock Market, on which the Company’s common stock is listed. The special transaction committee was advised by its own independent financial and legal advisors.

Exchange Agreement

The Company entered into an Exchange Agreement, dated as of March 30, 2013 (the “exchange agreement”), with the Yucaipa Parties.

Parties to Exchange Agreement

The Yucaipa Securityholder owns the following securities of the Company:

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warrants (the “Yucaipa warrants”) to acquire a total of 12,500,000 shares of the Company’s common stock at a current exercise price of $6.00, which the Company issued in an investment transaction with the Yucaipa Investors completed in October 2009, which are required to be exercised on a net basis, based on the fair market value (calculated as the five-day trailing average of the closing prices of the common stock on the Nasdaq Stock Market);

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75,000 shares of non-convertible preferred stock, liquidation preference of $1,000 per share (the “Yucaipa preferred stock”), issued by the Company in the same investment transaction completed in October 2009, which accrue dividends at an annual rate of 8% for the first five years, 10% for years six and seven and 20% thereafter ($24 million in accrued and unpaid dividends to date); and

•

$88 million principal amount of the Company’s 2.375% Senior Subordinated Convertible Notes due 2014 (the “Yucaipa notes,” and, together with the Yucaipa warrants and the Yucaipa preferred stock, the “Yucaipa securities”).

Ronald W. Burkle, a member of the Company’s board of directors, is managing partner and founder of The Yucaipa Companies, with which the Yucaipa Investors are affiliated. Mr. Burkle was appointed to the board of directors in March 2011 as a designee and representative of the Yucaipa Investors pursuant to certain arrangements the Company entered into with the Yucaipa Investors in October 2009 granting the Yucaipa Investors the right to designate one person for appointment or nomination for election to the board.

Key Terms of Exchange Agreement

The exchange agreement provides that the Company and the Yucaipa Parties will complete the following transactions (the “exchange transactions”), among others, on the closing date:

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under the Delano South Beach purchase agreement described below, the Company will transfer its membership interests in its subsidiary that owns Delano South Beach to a company owned by the Yucaipa Investors;

•	Morgans Management will enter into a long-term management agreement, described below, to manage Delano South Beach;

•

the Company will transfer to the Yucaipa Investors all of its equity interest in The Light Group, a subsidiary that owns and operates certain locations of the Company’s nightclub and food and beverage management business, and the Yucaipa Investors will assume $18 million in principal amount of promissory notes issued by the Company in connection with the acquisition of its interest in The Light Group;

•	the Yucaipa Securityholder will transfer to the Company its right, title and interest in and to each of the Yucaipa securities;

•

the Company will transfer to the Yucaipa Investors the Company’s membership interests in MB Las Vegas Holdings LLC and the Yucaipa Investors will cause to be paid $6.5 million to the Company and will pay to, or on behalf of, the Company the payments due under the promissory note made by a subsidiary of the Company in connection with the acquisition of the three restaurant leaseholds in Las Vegas;

•	the Company must complete the $100 million rights offering described below; and

•	existing governance rights of the Yucaipa Parties and their affiliates with respect to the Company would be modified, as described below.

The Company will retire and cancel the foregoing Yucaipa securities at the closing of the exchange transactions.

Governance Provisions

The exchange agreement contains the following provisions relating to the governance of the Company.

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Amendments to Stockholder Protection Rights Agreement. Except with the prior written consent of Yucaipa American Alliance Fund II, L.P., on behalf of the Yucaipa Parties, and subject to specified exceptions, neither the Company nor any of its subsidiaries may amend the Company’s existing stockholder protection rights agreement (the “rights plan”), or adopt a new stockholder rights plan or comparable arrangement, that would (1) result in any of the Yucaipa Parties or their affiliates becoming an “acquiring person” as defined in the rights plan or having a similar effect under any such new plan or comparable arrangement or (2) limit the ability of the Yucaipa Parties or their affiliates to acquire, hold or dispose of any of the Company’s securities in a manner that is more restrictive or limiting than under the rights plan as in effect on the date of the exchange agreement, provided that the Company shall not need the consent of the Yucaipa Parties to extend the existing rights plan. The rights plan will be amended at the closing under the exchange agreement to reflect the provisions of the exchange agreement.

•	Board Representation Rights. Subject to the conditions described below, the Yucaipa Parties will have the right to appoint nominees for election to the board of directors:

•	two persons following the closing of the exchange transactions; or

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three persons, for so long as the Yucaipa Investors and their subsidiaries (collectively, the “Yucaipa Fund Parties”) collectively beneficially own at least 30% of the outstanding shares of common stock.

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If the Yucaipa Fund Parties (1) dispose of any shares of common stock following the closing of the exchange transactions so that they collectively beneficially own less than 5% of the outstanding common stock or (2) acquire less than 5% of the outstanding common stock pursuant to the backstop arrangement and either subsequently sell any shares of common stock or fail to acquire beneficial ownership of additional shares of common stock such that they collectively beneficially own less than 5% of the outstanding common stock on or before the first anniversary of the closing of the exchange transactions, as such date may be extended for certain extraordinary days when trading in the Company’s stock is not permitted by or recommended for directors, the Yucaipa Parties would no longer have the right to appoint nominees for election to the board of directors. Beneficial ownership of the common stock for these purposes will be calculated in a manner consistent with beneficial ownership calculations under the Company’s rights plan.

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Board Size. During any period in which the foregoing board representation rights are in effect, the Company may not increase the size of the board of directors to more than nine directors without the prior written approval of each Yucaipa Investor.

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Standstill Agreement. Subject to specified exceptions described below, each Yucaipa Investor has agreed that, without the Company’s prior approval, the Yucaipa Investor will not, directly or indirectly, through its affiliates or associates or any other persons, or in concert with any person, or as a participant in a group:

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purchase, offer to purchase, hold or agree to purchase or otherwise acquire beneficial ownership of the Company’s common stock (or securities convertible into or exchangeable for common stock) that would result in the Yucaipa Fund Parties and their affiliates having beneficial ownership of more than the Applicable Threshold. “Applicable Threshold” means the percentage of outstanding shares acquired by the Yucaipa Fund Parties under the backstop agreement; provided, however, that if the Yucaipa Fund Parties do not acquire 32% or more of the outstanding common stock pursuant to the backstop agreement and have not sold any of such shares, the Yucaipa Fund Parties may acquire during the year following consummation of the rights offering (as such date may be extended for certain extraordinary days when trading in the Company’s stock is not permitted by or recommended for directors) up to an aggregate ownership of 32% of the outstanding common stock on the date of such purchase;

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make, or in any way participate in (except in conjunction with the participation by a majority of the board of directors), any solicitation of proxies to vote any voting securities of the Company or any of its subsidiaries, or seek to control or direct the management of the Company or control or direct the board of directors by way of any public communication or communication with any person other than the Company, the directors of the Company or the Company’s authorized representatives;

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make any public announcement with respect to, or submit a proposal for, or offer of any acquisition of, or extraordinary transaction involving, the Company or any of its subsidiaries, or any of the securities or assets of the Company or its subsidiaries; or

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enter into any negotiations, arrangements or understandings with, or form, join or participate in a group with, any other person that takes, plans to take or seeks to take any of the foregoing actions.

The foregoing obligations of the Yucaipa Investors will terminate on the later of the first anniversary of the closing under the exchange agreement, as extended for certain extraordinary days when trading in the Company’s stock is not permitted by or recommended for directors, and the first date on which the Yucaipa Fund Parties and their affiliates have beneficial ownership of less than 15% of the outstanding common stock.

At the closing of the transactions contemplated by the exchange agreement, the securities purchase agreement entered into in connection with the October 2009 transaction described above, which contains different governance and standstill provisions, will be terminated.

Closing Conditions; Termination; and Other Provisions

The closing of the transactions under the exchange agreement is conditioned on the satisfaction of customary closing conditions and on the concurrent closing of the rights offering and the transactions contemplated by, among others, the backstop agreement and Delano purchase agreement described below.

The exchange agreement may be terminated either by the Company or the Yucaipa Parties, as applicable, if, among other termination events, the other party breaches the exchange agreement in certain material respects, the backstop agreement or the purchase agreement with respect to Delano South Beach is terminated in accordance with its terms, or the closing under the exchange agreement does not occur on or before June 15, 2013, subject to day-by-day extensions, not to extend past July 15, 2013, in the event the parties are restrained or enjoined. In addition, the Yucaipa Parties may terminate the exchange agreement if the Company’s board of directors or the special transaction committee or any other committee of the Company’s board of directors withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to the Yucaipa Parties, the approval of the transactions contemplated by the exchange agreement, or any of the foregoing resolves to take any of the foregoing actions.

In the event (1) the Company terminates the exchange agreement or backstop agreement following specified breaches by the Yucaipa Parties or (2) the sale of Delano South Beach, as contemplated by the Delano South Beach purchase agreement (as described below), is not consummated due to the purchaser’s default, the Company will in each case have the right to cancel preferred securities held by the Yucaipa Securityholder having a liquidation preference plus accumulated unpaid dividends to the date of cancellation equal to $25,000,000, and such cancellation will be the Company’s sole and exclusive remedy for any such breaches or default (such cancellation right of the Company, “liquidated damages”).

A termination fee in the amount of $9,000,000 is payable by the Company to the Yucaipa Parties in the event that (1) either the Company or the Yucaipa Parties terminate the backstop agreement because the special transaction committee recommends an alternative transaction that the special transaction committee determines would be more advantageous for the Company than the rights offering and the board of directors approves such recommendation or (2) the Yucaipa Parties terminate the exchange agreement because the Company’s board of directors or the special transaction committee or any other committee of the Company’s board of directors withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to the Yucaipa Parties, the approval of the exchange agreement or the transactions contemplated by the exchange agreement, or any of the foregoing resolves to take any of the foregoing actions. The payment of such termination fee will be the Yucaipa Parties’ sole and exclusive remedy for any such events or breaches.

The exchange agreement will be filed as an exhibit to an amendment to this Form 8-K.

Delano South Beach Agreement

In the exchange transactions, as described above, the Company will transfer its 100% ownership of its subsidiary that owns Delano South Beach to an entity owned by the Yucaipa Investors, and Morgans Management will enter into a long-term management agreement to manage Delano South Beach.

Morgans Group LLC, a subsidiary of the Company and the Company’s operating company (“Morgans Group”), entered into a Membership Interest Purchase Agreement (Delano Hotel, Miami Beach, Florida), dated as of March 30, 2013, with Vintage Deco Hospitality, LLC, a company owned by the Yucaipa Investors (the “Delano purchase agreement”). The purchase agreement provides for the transfer by Morgans Group to Vintage Deco Hospitality, LLC of 100% of the interests of Morgans Group in the subsidiary of the Company that owns and holds Delano South Beach and related assets. The purchase agreement contains customary representations and warranties, covenants and closing conditions, including a condition that Deutsche Bank AG New York Branch shall not have failed to fund a $100 million mortgage loan on Delano South Beach in accordance with its commitment letter because of the occurrence of a material casualty event at Delano South Beach or the inaccuracy of certain representations and warranties. In the event the sale of Delano South Beach, as contemplated by the Delano purchase agreement, is not consummated due to the purchaser’s default, the Company will have the right, as specified in the exchange agreement, to liquidated damages.

The Delano South Beach purchase agreement will be filed as an exhibit to an amendment to this Form 8-K.

Upon the closing of the transfer of Delano South Beach to Vintage Deco Hospitality, LLC, Morgans Management will enter into a Hotel Management Agreement with the owner of Delano South Beach. Under this agreement, Morgans Management will manage Delano South Beach for a term of 20 years, with one 10-year extension at Morgans Management’s option, subject to satisfaction of certain performance requirements in the last three years of the initial 20-year term. For its services as operator of Delano South Beach, Morgans Management will receive a base management fee as a percentage of gross revenue and incentive management fees as a percentage of net operating income.

Rights Offering Backstop Agreement

The Company entered into an Investment Agreement, dated as of March 30, 2013 (the “backstop agreement”), with the Yucaipa Securityholder. Pursuant to the backstop agreement, the Yucaipa Securityholder has agreed to purchase from the Company, at the same $6.00 price as the subscription price to be offered to the Company’s stockholders and holders of non-managing membership units in Morgans Group in the rights offering (without any discount), all of the shares of common stock to be offered by the Company pursuant to the rights offering that are not purchased by stockholders or holders of such non-managing membership units in the rights offering, such that the total gross proceeds of the rights offering will not be less than $100 million.

The backstop agreement provides that, with respect to the rights offering:

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the Company will distribute to its stockholders and holders of non-managing membership units in Morgans Group (collectively, the “eligible holders”), at no charge, transferable rights to subscribe for and purchase, at a price of $6.00 per share, a total of 16,666,666 shares of common stock; and

•

each eligible holder as of the rights offering record date will be entitled to subscribe for and purchase (1) such holder’s pro rata portion of the rights offering shares under its basic subscription right and (2) pursuant to an over-subscription privilege, additional rights offering shares, up to a maximum of 50% of the shares which such holder purchases under such basic subscription right, to the extent that holders of rights do not subscribe for and purchase all of the offered shares available under their basic subscription right, subject to applicable limits set forth in the Company’s rights plan.

There will be no backstop fee payable to the Yucaipa Securityholder pursuant to the backstop agreement. The Company will reimburse the Yucaipa Securityholder for up to $250,000 of out-of-pocket third-party fees and expenses incurred by it in connection with the transactions contemplated by the backstop agreement.

The Company has agreed to indemnify the Yucaipa Securityholder and its affiliates and their respective officers, directors, members, partners, employees, agents, and controlling persons for losses arising out of or in connection with any inaccuracy or breach by the Company of its representations or warranties under the backstop agreement, a breach of failure by the Company to perform any of its covenants or agreements under the backstop agreement, or any claim instituted by a third party with respect to the rights offering or the transactions contemplated by the backstop agreement and other transaction documents (other than with respect to losses directly resulting from any breach by the indemnified parties of the backstop agreement, the gross negligence or willful misconduct of the indemnified parties or untrue statements or omissions made in reliance on information provided to the Company in writing by or on behalf of the indemnified parties for use in the rights offering prospectus).

Any shares purchased by the Yucaipa Securityholder pursuant to the backstop agreement will be issued in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, will be subject to restrictions on transfer under the Securities Act and state securities laws. As described below, the Company has agreed to provide registration rights to the Yucaipa Parties with respect to any shares of common stock purchased by them under the backstop agreement.

The closing of the transactions under the backstop agreement is conditioned on the satisfaction of customary closing conditions and on the concurrent closing of the rights offering and the transactions contemplated by the exchange agreement.

The backstop agreement may be terminated either by the Company or the Yucaipa Securityholder if, among other termination events, the other party breaches the backstop agreement in any material respect, the closing under the backstop agreement does not occur on or before June 15, 2013, subject to an extension to a date not later than July 15, 2013 in the event the parties are restrained or enjoined, or the special committee recommends to the board that the Company consummate an alternative transaction that in the judgment of the special transaction committee would be more advantageous for the Company than the rights offering and the board approves such recommendation. In the event the Company terminates the backstop agreement following specified breaches by the Yucaipa Parties, the Company will have the right, as specified in the exchange agreement, to liquidated damages.

The backstop agreement will be filed as an exhibit to an amendment to this Form 8-K.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement, dated as of March 30, 2013 (the “registration rights agreement”), with the Yucaipa Parties. The registration rights agreement will become effective as of the closing date for the purchase by the Yucaipa Parties of shares of common stock under the backstop agreement (the “backstop shares”). The Company has agreed to register under the Securities Act the backstop shares and additional shares that may be acquired by the Yucaipa Parties (up to the limit they are permitted to acquire pursuant to the exchange agreement) for resale by the Yucaipa Parties and their permitted assignees in the public market upon their request. The Yucaipa Parties and such assignees are entitled to shelf, demand and piggyback registrations until the date on which all of the registrable shares have been sold. The exercise of the registration rights is subject to notice requirements, timing restrictions and volume limitations that may be imposed by the underwriters of an offering. The Company is required to bear the expenses of all of the registrations, except for underwriting discounts and commissions.

The registration rights agreement will be filed as an exhibit to an amendment to this Form 8-K.

Amendment No. 4 to Amended and Restated Stockholder Protection Rights Agreement

At closing, the Company and Computershare Shareowner Services LLC (f/k/a Mellon Investors Services LLC), as rights agent, will enter into Amendment No. 4 to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, as amended (“Amendment No. 4”), in connection with the transactions contemplated by the exchange agreement and the backstop agreement. Subject to specified exceptions, Amendment No. 4 would permit the Yucaipa Parties and their subsidiaries, and the affiliates and associates of the Yucaipa Parties or their subsidiaries to the extent such affiliates or associates beneficially own shares of common stock indirectly through any of the Yucaipa Parties or their subsidiaries, to have beneficial ownership of such number of shares of the Company’s common stock not in excess of the Applicable Threshold. “Applicable Threshold” means the percentage of outstanding shares acquired by the Yucaipa Parties, as described above, under the backstop agreement; provided, however, that if the Yucaipa Parties do not acquire 32% or more of the outstanding common stock pursuant to the backstop agreement and have not sold any of such shares, the Yucaipa Parties may acquire during the year following consummation of the rights offering (as such date may be extended for certain extraordinary days when trading in the Company’s stock is not permitted by or recommended for directors) up to an aggregate ownership of 32% of the outstanding common stock on the date of such purchase.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 3.02.

In connection with its offering and proposed issuance and sale of shares of common stock to the Yucaipa Securityholder pursuant to the backstop agreement, the Company is relying and will rely on the exemption from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Company’s non-public offering of common stock on such reliance has been made exclusively to investors whom the Company reasonably believes are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On April 1, 2013, the Company issued a news release announcing the transactions described under Item 1.01 of this report. The news release also announced that the board of directors had postponed its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) originally scheduled for May 15, 2013 to July 10, 2013 and established a new record date for the 2013 Annual Meeting of May 29, 2013

A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 7.01 of this report, and in Exhibit 99.1 hereto, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under such section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934 unless specifically identified as being incorporated therein by reference.

Item 8.01. Other Events.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 8.01.

On April 1, 2013, the Company issued a news release announcing that its board of directors had set April 11, 2013 at the close of business as the record date for its rights offering of common stock. In its announcement, the Company stated that it would distribute as a dividend to each eligible holder, one transferable right for each share of common stock or common share equivalent owned by such eligible holder on the record date.

A copy of the Company’s news release is filed as Exhibit 99.2 to this report and incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

The Company herewith files the following Exhibit 99.2 to this report and furnishes the following Exhibit 99.1 to this report:

(d) Exhibits

Exhibit No.	Description

99.1	News release of the Company dated April 1, 2013 announcing the Yucaipa transactions and a new 2013 annual meeting date and record date.

99.2	News release of the Company dated April 1, 2013 announcing rights offering record date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: April 1, 2013	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release of the Company dated April 1, 2013 announcing the Yucaipa transactions and a new 2013 annual meeting date and record date.

99.2	News release of the Company dated April 1, 2013 announcing rights offering record date.